REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CITY LANGUAGE EXCHANGE, INC.

(Name of small business issuer in its charter)

Delaware	20-5433090
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2114 Robie Street, Unit 1,
Halifax, Nova Scotia,
Canada, B3K 4M4	B3H 3P4
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: 902.478.5065

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by our Selling Stockholders [4]	189,000	$.10 per share	$18,900	$0.58

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as .0000307 of the aggregate offering price.

(4)	Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

CITY LANGUAGE EXCHANGE, INC.

The selling shareholder is offering up to 189,000 shares of common stock. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2007.

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

City Language Exchange, Inc. was incorporated in Delaware on August 28, 2006.

City Language Exchange’s address is 2114 Robie Street, Unit 1, Halifax, Nova Scotia, Canada, B3K 4M4, and its telephone number is 902.478.5065. We have a website at www.SanFranciscoLanguageExchange.com. Nothing on this website is part of this prospectus.

Business

City Language Exchange was formed to develop a business to provide people with an affordable form of language instruction. We match two native speakers of different languages - living in the same city - to routinely teach each other. Our initial test city is San Francisco, although we anticipate that we will expand to additional cities in North America and eventually throughout the world. For example, John is a native English-speaker living in San Francisco. He is interested in learning Japanese. Tomo is a native Japanese-speaker who is also living in San Francisco. He wants to improve his English. Once matched by us, they are able to teach each other and learn for free as a mutually beneficial arrangement.

Since inception, we have been developing our business as follows:

•	A business plan and rough projections of financial statements were created based on that business plan and optimistic, pessimistic, and expected levels of performance
•	Bank accounts for the company were created once the company was incorporated
•	A programmer was hired to consult on and construct the website in tandem with the owner, through which all of the business’ services are provided
•	A public relations freelancer was hired to consult on and execute a marketing/PR plan, in tandem with the owner
•	The owner, programmer, and another consultant created the database through which registrants are stored, contacted, and matched and began online advertising
•	The owner set up an online payment system for credit cards and an additional online payment method known as ‘PayPal’
•	Incoming registrants are presently matched while marketing efforts have been launched and are ongoing, focusing primarily on online marketing

We currently have over 500 registrants interested in matches and are focused on increasing that number primarily through on line marketing. In December 2006 we generated $500 in revenues, in January 2007, $605 in revenues, and in February 2007, $485 in revenues. The San Francisco site is a test-run of the larger business model, which has been modified based on learning from this single site. This model will be used to expand to 10 major cities in the United States in 2007, starting with New York, Los Angeles, and Seattle in April, 2007 once we have refined our website design and utilities and our marketing program based upon the experience we develop in our San Francisco test site.

The Offering

As of the date of this prospectus, we had 7,189,000 shares of common stock outstanding.

The selling shareholders are offering up to 189,000 shares of common stock. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

BALANCE SHEET
December 31, 2006

TOTAL ASSETS	$6,477
Total current liabilities	1,746
Deficit accumulated during development stage	(8,414)
Total Stockholders’ Equity	4,731
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,477

STATEMENT OF DEVELOPMENT STAGE EXPENSES
Period from August 28, 2006 (Inception) Through December 31, 2006

DEVELOPMENT STAGE EXPENSES	$8,414

Net loss	$(8,414)

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

We have experienced net losses and have made limited sales and generated limited revenue to date. Therefore, you should not rely on our historical results of operations as an indication of our future performance.

During the period from inception on August 28, 2006 through December 31, 2006, we incurred net losses of approximately $8,414. We had not made any sales and had no revenue during the period from inception on August 28, 2006 through December 31, 2006 from the sale of our language education services. We have subsequently generated about $1,500 in revenues from the sale of our services in 2007. Our future success is dependent on our ability to develop language education and other future products into a successful business, which depends upon wide-spread acceptance of and commercializing our products. None of these factors is demonstrated by our historic performance to date and there is no assurance we will be able to accomplish them in order to sustain our operations. We may never develop profitable operations. As a result, there is no assurance of future successful performance of our business.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

Our independent auditors have indicated in their audit report for the years ended December 31, 2006 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

If we are unable to obtain and maintain a high ranking for our website for key search terms within the major search engines we may fail to create consumer awareness of our website and our revenues may be reduced.

Many of our sales will come from customers who arrive at our website after searching for key terms on Internet portals and search engines such as Google.com.

Establishing and maintaining relationships with leading Internet portals and search engines and optimizing our website to generate visitors from the major search engines is competitive and expensive. Since our inception, we spent $2,695 on search engine optimization, website development and other online marketing which was equal to approximately 32% of all of our expenses incurred during the period. We have no marketing relationships established with any Internet portals. We expect that we will have to pay high fees to enter into relationships of this type. In addition, traffic to our websites could decline if our search ranking on Internet search engines or if the traffic to the website of an Internet portal on which we advertise decreases. A failure to maintain, expand or enter into Internet portal relationships or to establish additional online advertising relationships that generate a significant amount of traffic from other websites could prevent us from achieving significant sales or limit the growth of our business.

If our marketing and public relations efforts fail, our business may not achieve the interest an sales levels forecasted and our revenues may be reduced.

Attracting a large number of potential registrants to the website is essential to obtain a large number of these as registrants. Subsequently, registrants become matched and purchase our service and it is from these subscribers that the business’ revenues will come. Should we be unable to attract a large initial pool of potential registrants our ability to collect subscriptions will be reduced, which could decrease our revenues.

If our business reputation is damaged due to the actions of external factors over which we may have little or no control, including the performance of persons acting as matching partners for language education, our revenues could be reduced.

Promoting our business depends largely on the success of our marketing efforts and our ability to provide a consistent, positive customer experience. Our ability to provide a positive customer experience is dependent on external factors over which we may have little or no control, including the performance of our persons acting as matching partners for language education. Our failure to provide our customers with positive customer experiences for any reason could substantially harm our reputation. The failure of these activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and reduce our revenues.

Competition from traditional and online retail companies with greater brand recognition and resources may reduce our gross margins or reduce our revenues.

The language teaching industry is highly competitive and if it increases, it may result in price pressure and reduced gross margins, any of which could substantially harm our business and results of operations. We compete with traditional language teaching services offered in brick and mortar buildings or other sites offering language-teaching services over the internet.

Many of our current and potential competitors have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. In addition, traditional facility-based teaching services offer consumers the ability to interact personally a manner that is not possible over the Internet.

In addition, larger, more established and better-capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases. Our online competitors can duplicate many of the services and content we offer, which could harm our business and reduce our revenues.

Because our sales operation is dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor, restrictions imposed upon our credit card processing capacity by our processing company for reasons such as excess chargeback activity could result in our being unable to have customers pay us using credit cards which could reduce our revenue.

A third party credit card processor regulates our daily credit card sales order volume and sets limits as to the maximum daily sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed. The credit card companies and processors may impose increased deposit requirements and fines for high chargeback levels, may modify our daily sales volume limit, make a demand for additional reserves or even discontinue doing business with us. The direct response business is known for relatively high chargeback levels and we may experienced periods of higher than accepted levels of chargeback activity that could lead to fines and disruptions in credit card processing of customer orders. We will endeavor to maintain reasonable business practices and customer satisfaction, which we hope will in part, contribute to lower levels of chargeback activity. Restrictions imposed upon our credit card processing capacity by our processing company for reasons such as excess chargeback activity could result in our being unable to have customers pay us using credit cards which could reduce our revenue.

Because we are small and do not have much capital, we must limit marketing our services to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential customers. We intend to generate revenue through the sale of our online language teaching matching services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to purchase our services. If we cannot operate profitably, we may have to suspend or cease operations.

We believe that many consumers do not shop on the Internet because they believe their credit card information may be compromised. This will reduce our potential income.

We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, US federal regulations require that any computer software used within the US contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the US is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are inhibiting potential customers from purchasing goods and services on the Internet. Accordingly, many people who may want to use our matching service may not as a result of a belief that their credit card information could be compromised.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officer owns approximately 97.37% of our outstanding common stock. As a result, he effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. He also has the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our management decisions are made by our President, Mr. Jonny White; if we lose his services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our President, Mr. Jonny White. Because President, Mr. Jonny White is essential to our operations, you must rely on his management decisions. Our President, Mr. Jonny White will continue to control our business affairs after this filing. We have not obtained any key person life insurance relating to our President, Mr. Jonny White. If we lose his services, we may not be able to hire and retain another President with comparable experience. As a result, the loss of President Mr. Jonny White’s services could reduce our revenues.

The person responsible for managing our business, our President, Mr. Jonny White, will devote less than full time to our business, which may reduce our revenues.

We currently have no employees other than our President, Mr. White. In his capacity as our President, Mr. White currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will devote approximately 50% of his time to our business. Our President Mr. White may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

We are be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 7,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

None of our shares are currently eligible for resale, and our affiliates will be subject to the resale restrictions of Rule 144 until August 2007 at the earliest. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 in a transaction that closed on February 1, 2007 We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers. To the extent that any successor(s) to the named selling shareholders wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling shareholders.

Stockholder	Total Shares Registered [1]
Michael Quackenbush	5,000
Sarah Murrant	5,000
Tom Cooley	5,000
Evan White	5,000
Thomas Baxter	5,000
Jamie Metz	5,000
Kelsey Shannon	5,000
Melanie Cole	5,000
Alfred Seaman	5,000
L. Michael Coolican	5,000
Doug Seaman	5,000
Lenore Bromley	5,000
Oliver Brown	5,000
Joseph Adams	5,000
Brittany Scelo	5,000
Douglas Scarlett	10,000
Lori Scarlett	10,000
Gabrielle D'Alonzo	10,000
Bonnie Flemington	10,000
Jeffrey Flemington	10,000
Michelle Nickel	10,000
Ian McKinnon	10,000
Daniel Hardie	4,000
Barbara Jewell	4,000
Andrew Jewell	4,000
Peter Aitken	4,000
P.M. Aitken Capital	4,000
Debra Hawkins	4,000
Duncan Shirreff	4,000
Jean Shireff	4,000
Caitlin Shireff	4,000
Erin Shireff	4,000
Benjamin Shireff	4,000

[1]
No selling shareholder owns more than 1% of our issued and outstanding stock. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All of our shareholders currently reside outside the U.S.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares. Selling shareholders are offering up to 189,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities. Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Jonny White, age 25, has been president and director since inception. He is currently a PhD student in a distributed learning (distance) program at Fielding Graduate University. From 8/2005 to 2/2007, he was a graduate student at Saint Mary’s University. From 05/2005 to 08/2005, he was a (full-time) organizational psychology consultant for Assessment Strategies, which consults in selection procedures for government, business, and universities. From 02/2004 to present date, he was a (part-time) contract consultant for FitPro, which consults in fitness, organizational health and wellness, special events, and charity events. From 09/2004 to present date, he was a (part-time and contract) researcher and teaching assistant for Saint Mary’s University. From 03/2003 to 09/2003, he was Youth Sailing Liaison for Nova Scotia Yachting Association, which promotes sailing in the province of Nova Scotia. From 06/2002 to 08/2002, he was Head Instructor of Queen’s Quay Yacht Club, which teaches sailing lessons and rents boats. In 05/2003 he received an Honors Business Administration degree, with distinction from The Richard Ivey School of Business at The University of Western Ontario. In 05/2003 he received a Bachelor of Arts in Psychology, with distinction from The University of Western Ontario.

In his capacity as our President, Mr. White currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will increase his commitment to spending approximately 50% of his time working on our business. Our President Mr. White may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Family Relationships

There are no family relationships among our officers and directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Mr. White may has indicated that he will in the future, if the opportunity presents itself, sell our business to a third party buyer in a transaction which involves sale of his controlling interest set forth below, as Mr. White believes he has the opportunity to realize a greater return from the sale of his business as a public rather than as a private company. As of the date of this registration statement, there are no binding arrangements with Mr. White and any such potential third party buyers concerning any such transaction.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for all persons is

Shareholders	# of Shares	Percentage
Jonny White	7,000,000	97.37%
All directors and named executive officers as a group 1 persons] [1]	7,000,000	97.37%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 7,189,000 shares of common stock outstanding as of February 1, 2007.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock at a par value of $0.000001 per share. As of the date of this registration statement, there were 7,189,000 shares of common stock issued and outstanding held by 34 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock in series as fixed by the Directors with a par value of $0.000001 per share. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

The financial statements as of City Language Exchange, Inc. period from August 28, 2006 (inception) to December 31, 2006 included in this prospectus have been audited by Malone & Bailey, PC, an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview

City Language Exchange, Inc. was incorporated in Delaware on August 28, 2006.

City Language Exchange’s address is 2114 Robie Street, Unit 1, Halifax, Nova Scotia, Canada, B3H 3P4, and its telephone number is 902.478.5065 We have a website at www.SanFranciscoLanguageExchange.com Nothing on this website is part of this prospectus.

Business

City Language Exchange was formed to develop a business to provide people with an affordable form of language instruction. We match two native speakers of different languages - living in the same city - to routinely teach each other. This service will be offered separately in various cities.

For example, John is a native English-speaker living in San Francisco. He is interested in learning Japanese. Tomo is a native Japanese-speaker who is also living in San Francisco. He wants to improve his English. Once matched by us, they are able to teach each other and learn for free as a mutually beneficial arrangement.

Since inception, we have been developing our business as follows:

•	A business plan and rough projections of financial statements were created based on that business plan and optimistic, pessimistic, and expected levels of performance
•	Bank accounts for the company were created once the company was incorporated

•	A programmer was hired to consult on and construct the website in tandem with the owner, through which all of the business’ services are provided
•	A public relations freelancer was hired to consult on and execute a marketing/PR plan, in tandem with the owner
•	The owner, programmer, and another consultant created the database through which registrants are stored, contacted, and matched and began online advertising
•	The owner set up an online payment system for credit cards
•	Incoming registrants are presently matched while marketing efforts are being launched and will be ongoing

We currently have over 500 registrants interested in matches and are focused on increasing that number primarily through on line marketing. In December 2006 we generated $500 in revenues, in January 2007, $605 in revenues, and in February 2007, $485 in revenues. The San Francisco site is a test-run of the larger business model, which has been modified based on learning from this single site. This model will be used to expand to 10 major cities in the United States in 2007, starting with New York, Los Angeles, and Seattle in April, 2007 once we have refined our website design and utilities and our marketing program based upon the experience we develop in our San Francisco test site.

Our testing is currently focused on the best methods to bring in additional registrants, focusing on foreign language speakers, by creating translations of the site and advertising in other languages, to match the number of existing registrants who are primarily English speakers. Online marketing has proven to be the most effective means of bringing in registrants, based on surveys asking where registrants heard about our business. We are also working to create more online publicity and advertising for the business as well as to improve the website’s ‘searchability’ in all languages by page-ranking, signifying that when a consumer searches on Google for language instruction in San Francisco, the business’ website would come up higher on the list of potential websites.

Service

Our service operates as follows:

•	A prospective customer registers on City Language Exchange’s website by submitting a web form;
•	The registrant’s data is gathered and stored electronically into our database;
•	The registrant is matched with another registrant of opposite linguistic ability and similar aspirations;
•	Both registrants are informed they have been selected for a match and are sent electronic invoices for the payment of their matching fee;
•	Once both matching fees have been collected, both registrants are sent their new language exchange partner’s contact information.

Pricing

As City Language Exchange is designed to allow access to affordable language study to anyone, we plan to keep matching fee prices at a standard, one-time fee of $30. Similar services such as private tuition often charge a similar fee as an hourly rate. Because matching one pair is relatively inexpensive, we believe this low price will allow maximum public interest, maximum participation and maximum profit.

Target Market

Although the potential language exchange market is broad and diverse, we have broken down our target market into two primary groups:

•	Native English-speakers
•	Non-English-speakers.

Group 1 are native English-speakers and are interested in learning or improving upon another language. We believe they will generally be between the ages of 16 and 65 and internationally minded. We anticipate that they usually have either specific linguistic goals or wish to take up language a hobby.

Group 2 comprises of native speakers of languages other than English. We believe they are generally between the ages of 18 and 65 and were most likely born in another country, living in America either temporarily or as an immigrant. We believe their linguistic goals generally range from adapting to a new society to employment or academic prospects.

Although City Language Exchange will match non-English-speakers interested in learning a language that is not English, this will not be one of our primary markets.

Marketing Plan:

We plan four separate marketing programs:

Promote Online Searchability - As City Language Exchange’s potential customers’ main source of information about the corporation and its services will be our website, it is of the utmost importance that the website ranks highly on Internet search engines such as Google.com and Yahoo.com.

Independent Publications - The feasibility of publishing advertisements in printed publications will be tested. Advertisements in those receiving sufficient response will be purchased regularly.

Public Relations - Press kits will be sent to localized media. This stream’s goal is to encourage interviews, articles, and publications describing our service. Our story is: an educational, feel-good, community-building effort being undertaken to allow inexpensive but very effective language education.

Participant Referrals - We will enact a participant referral program, where participants receive a promotional gift in exchange for referring another paying customer.

We currently have promoted online searchability and created online advertisements, withsponsored link using Google AdWords. We are also beginning our publications and public relations efforts.

Competition:

The industry of language instruction products is highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Competitors include traditional language instruction services as well as competitors on the internet. If additional competitors enter the field, our market share may fail to increase or may decrease.

Competitors include those language-learning methods that involve human interaction such as private language schools, university language programs, private tutors; and those that don’t such as language self-study textbooks, language-learning software, online language-learning websites. Our advantage over the former is price, and our advantage over the latter is effectiveness.

We also face competition from worldwide language exchange matching sites. Currently the most well known of these websites include: Peerme.com, Zuiop.com, Expatriates.com and MyLanguageExchange.com. All of these sites will allow a registrant to be matched for little or no cost. These sites, however, use very little advertising and do not hold a database of the registrants’ information, thus displaying the registrant’s contact information to the site’s viewers. These sites are also all international sites, thus spreading their customer base thin across the globe. Therefore, our advantages over these companies involve advertising, security, and local-focus.

Employees

We currently have no other employees other than Mr. White. In his capacity as our President, Mr. White currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will increase his commitment to spending approximately 50% of his time working on our business. Our President Mr. White may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

Overview

In the online world, the Internet is increasingly being used as a tool to bring together people in real space and time. Email is used to coordinate meetings, and fast-growing sites such as Craigslist.com, Facebook.com, and Lavalife.com bring individuals together who otherwise would not meet. In the real world, we are experiencing the ‘global village phenomenon’; Americans are becoming more aware of other places and cultures and more places and cultures are coming to America. These two factors make possible an online business uniquely designed to bring people together who are interested in learning about each other’s language and culture. This business is City Language Exchange, Inc.

City Language Exchange, Inc. or CLE sets up a website in each city it enters and uses that website to connect individuals interested in exchanging languages. There are other websites that offer similar services online, but these fail where CLE will succeed for one of three reasons: 1 - These sites do not collect any money for their matching services and therefore do not have the ability to market themselves, and users have not paid for the service and therefore have no vested interest in showing up for their match and do not know that the other party will show up, 2 - These sites are nation- or world-wide, making finding a language exchange partner in your area unlikely and difficult, 3 - These sites offer online matching for online conversation and teaching, which puts barriers to communication between two people for whom it will already be somewhat difficult to communicated given the language barrier.

CLE has attempted to reduce mitigate business development risks by creating the business while the language exchange niche remains unfilled, using a freelance programmer and a freelance public relations agent to create and market an attractive website, and scheduling the president’s time according to the needs of the business.

We currently have over 500 registrants interested in matches and are focused on increasing that number primarily through on line marketing. In December 2006 we generated $500 in revenues, in January 2007, $605 in revenues, and in February 2007, $485 in revenues. The San Francisco site is a test-run of the larger business model, which has been modified based on learning from this single site. This model will be used to expand to 10 major cities in the United States in 2007, starting with New York, Los Angeles, and Seattle in April, 2007 once we have refined our website design and utilities and our marketing program based upon the experience we develop in our San Francisco test site.

Our testing is currently focused on the best methods to bring in additional registrants, focusing on foreign language speakers, by creating translations of the site and advertising in other languages, to match the number of existing registrants who are primarily English speakers. Online marketing has proven to be the most effective means of bringing in registrants, based on surveys asking where registrants heard about our business. We are also working to create more online publicity and advertising for the business as well as to improve the website’s ‘searchability’ in all languages by page-ranking, signifying that when a consumer searches on Google for language instruction in San Francisco, the business’ website would come up higher on the list of potential websites.

Year Ended December 31, 2006

Since City Language Exchange is a development stage company that began August 28, 2006, there are no comparative financial periods.

CLE had no income from August 28, 2006 through December 31, 2006.

CLE had general and administrative expenses of $8,340 consisting of $5,734 of advertising and contract labor used to set up the website and set out brochures throughout the college area of San Francisco. This amounted to 69% of the general and administrative expenses for the period August 28, 2006 through December 31, 2006. Attorney expenses of $1,746 comprised of 21% of our general and administrative expenses. There were also depreciation expenses of $74. Accordingly, CLE had a net loss of $8,414 for the period of inception through December 31, 2006.

Milestones

Milestone or Step	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Expansion to new cities - The business will expand to 3 more major cities in the United States within the next 4 months	Done by president and programmer	2-3 months	$400.00
Expansion to new cities - The business will expand to an additional 6 major cities in the United States within the year	Done by president and programmer	8-12 months	$400.00
Expansion of services - The business will eventually offer a site with user information, language exchange blogs and tips, and content created by users.	Done by president and programmer	8-12 months	$2000.00
Additional advertising commensurate with new services	Purchased and coordinated by president	8-12 months	$2000.00

Liquidity and Capital Resources

We generated no revenues for the period from August 28, 2006 (Inception) through December 31, 2006 and had a deficit accumulated through this development stage of $8,414. We have provided for our cash requirements to date through financing provided by our president, who had contributed $13,145 in capital as of December 31, 2006. We raised $18,000 from a private placement of our securities in 2007.

Until financing described below has been received, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $25,000 annually, will be funded as a loan from management, to the extent that funds are available to do so. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We will need to secure a minimum of $10,000 in funds to finance our business in the next 12 months, in addition to the funds which will be used to go and stay public, which funds will be used for business development and sales and marketing. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described below, or any planned material acquisitions.

Our independent auditors have indicated in their audit report for the years ended December 31, 2006 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

DESCRIPTION OF PROPERTY

We currently occupy space in the residence of our president at 2114 Robie Street, Unit 1, Halifax, Nova Scotia, Canada B3K 4M4. No rent is charged.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 7,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

None of our shares are currently eligible for resale, and our affiliates will be subject to the resale restrictions of Rule 144 until August 2007 at the earliest. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 34 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2007, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Compensation Agreements

None

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
City Language Exchange, Inc.
(A Development Stage Company)
Lexington, Kentucky

We have audited the accompanying balance sheet of City Language Exchange, Inc. as of December 31, 2006 and the related statements of development stage expenses, stockholders’ equity, and cash flows for the period from August 28, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of City Language Exchange, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Language Exchange, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that City Language Exchange, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, City Language Exchange, Inc. has minimal operations and has since its inception accumulated a deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 14, 2007

CITY LANGUAGE EXCHANGE, INC.
(A Development Stage Company)

BALANCE SHEET
December 31, 2006

ASSETS
Current Assets
Cash	$5,081
Total current assets	5,081

Equipment, net of accumulated depreciation of $74	1,396
TOTAL ASSETS	$6,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$1,746
Total current liabilities	1,746

Stockholders’ Equity
Preferred stock; $0.000001 par value, 20,000,000 shares authorized, none issued and outstanding	—
Common stock; $0.000001 par value, 1,000,000,000 shares authorized, 7,000,000 issued and outstanding	7
Additional paid-in-capital	13,138
Deficit accumulated during development stage	(8,414)
Total Stockholders’ Equity	4,731
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,477

The accompanying footnotes are an integral part of the financial statements.

CITY LANGUAGE EXCHANGE, INC.
(A Development Stage Company)

STATEMENT OF DEVELOPMENT STAGE EXPENSES
Period from August 28, 2006 (Inception) Through December 31, 2006

DEVELOPMENT STAGE EXPENSES
General & administrative	$8,340
Depreciation expense	74
Total expenses	8,414
Net loss	$(8,414)

Net loss per share - basic and diluted	$(0.00)

Weighted average share outstanding - basic and diluted	7,000,000

The accompanying footnotes are an integral part of the financial statements.

CITY LANGUAGE EXCHANGE, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
The Period from August 28, 2006 (Inception) Through December 31, 2006

	Common	Common Stock	Additional Paid In	Deficit Accumulated During Development
	Shares	at Par Value	Capital	Stage	Totals
Founders shares issued	7,000,000	$7	$—	$—	$7
Capital contribution	—	—	13,138	—	13,138
Net loss	—	—	—	(8,414)	(8,414)
Balances at December 31, 2006	7,000,000	$7	$13,138	$(8,414)	$4,731

The accompanying footnotes are an integral part of the financial statements.

CITY LANGUAGE EXCHANGE, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
Period from August 28, 2006 (Inception) Through December 31, 2006

Cash Flows From Operating Activities
Net loss	$(8,414)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	74
Change in
Accrued expenses	1,746
Net Cash Used in Operating Activities	(6,594)

Cash Flows from Investing Activities
Purchase of equipment	(1,470)

Cash Flows from Financing Activities
Contributed capital by owner	13,145

Net increase in cash	5,081

Cash at beginning of period	—
Cash at end of period	$5,081

Supplemental Information:
Interest paid	$—
Income taxes	$—

The accompanying footnotes are an integral part of the financial statements

CITY LANGUAGE EXCHANGE, INC
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business. City Language Exchange, Inc (“CLE”) was organized in Delaware on August 8, 2006 as a corporation. CLE is authorized to issue 1,000,000,000 shares of $0.000001 par value common stock and 20,000,000 shares of $0.00001 par value preferred stock. CLE is a web based cultural integration service which matches people of different cultural backgrounds for effective, efficient and inexpensive language exchange meetings. CLE plans to charge a one-time fee for this matching service, although no revenues have been earned to date.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statements of operations. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, City Language considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2005, cash only consisted of monies held in checking accounts.

Property and equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is five years for equipment.

Income taxes. CLE recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. CLE provides a valuation allowance for deferred tax assets for which it does not consider realization to be more likely than not.

Net Loss Per Share Data. Basic and diluted net loss per common share are presented in conformity with the SFAS No. 128, “Earnings Per Share”. Diluted net loss per share is the same as basic net loss per share as the inclusion of outstanding options and warrants until their exercise would be anti-dilutive.  Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator).  Diluted net income per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year. For the year ended December 31, 2006, CLE had no dilutive potential common shares.

Recently issued accounting pronouncements. CLE does not expect the adoption of recently issued accounting pronouncements to have a significant impact on CLE’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Since its inception, CLE has incurred losses and has been dependent on its majority owner to provide cash resources to fund its operations. As of

December 31, 2006, CLE’s accumulated deficit was $8,414. The ability of CLE to emerge from the development stage with respect to its planned principal business activity is dependent upon its success in raising additional equity financing and attaining profitable operations. Management has plans to seek additional capital through private placements and public offerings of its common stock. There is no guarantee that CLE will be able to complete any of the above objectives. These factors raise substantial doubt regarding CLE's ability to continue as a going concern.

NOTE 3 - INCOME TAXES

CLE uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2006, CLE incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $8,400 at December 31, 2006, beginning in the year 2026.

At December 31, 2006, deferred tax assets consisted of the following:

Deferred tax assets	$2,940
Less: valuation allowance	(2,940)
Net deferred tax asset	$—

NOTE 4 - COMMON STOCK

CLE issued 7,000,000 common founder shares to the chief executive officer of the company.

During 2006, the chief executive officer of the company contributed $13,145 for operating expenses. The amount is reflected as contributed capital.

NOTE 5 - SUBSEQUENT EVENT

CLE raised $18,000 from a private placement of securities in 2007.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS

CITY LANGUAGE EXCHANGE, INC.

Dated _____________, 2006

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or another enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation with respect to such claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Articles and/or By-Laws also provide for indemnification to the fullest extent permitted under Delaware law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	$1.00
Legal Fees and Expenses	25,000
Accounting Fees and Expenses*	25,000
Total*	$50,001

*	Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

From 10/14/2006 to 2/01/2007, we sold 189,000 shares of common stock to 33 non U.S. citizens and residents at a price of $.10 for total consideration of $18,900.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1.	Articles of Incorporation of City Language Exchange, Inc.
2.	Bylaws of City Language Exchange, Inc.

Item 4

Form of common stock Certificate of the City Language Exchange, Inc.(1)

Item 5

Legal Opinion of Williams Law Group, P.A.

Item 23

1	Consent of Malone & Bailey, PC
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

(1)    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)    Include any additional or changed material information on the plan of distribution.

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Halifax, Nova Scotia, Canada on March 21, 2007.

CITY LANGUAGE EXCHANGE, INC.

Date: March 21, 2007	By:	/s/ Jonny White

Name: Jonny White Title: Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jonny White	Director	3/21/2007
Jonny White